UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2180 Rutherford Road, Carlsbad, California		92008-7328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

As of January 23, 2006, Callaway Golf Company (the “Company”), Bank of America, N.A. (as Administrative Agent, Swing Line Lender and L/C Issuer), and certain other lenders party to the Company’s November 5, 2004 Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), entered into a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement.

The material terms of the Second Amendment are as follows:

•	The Second Amendment reduces the commitment fee margins and interest rate margins applicable to Loans outstanding under the Credit Agreement.

•	The Second Amendment extends the Maturity Date of the Credit Agreement to January 23, 2011.

•	The Second Amendment makes less restrictive the following covenants: (i) the covenant limiting the ability of the Company and its Material Subsidiaries to dispose of assets outside the ordinary course of business, (ii) the covenant limiting the ability of the Company and its Material Subsidiaries to pay dividends, repurchase stock and make other Restricted Payments and (iii) the covenant limiting the ability of the Company and its Material Subsidiaries to make Capital Expenditures.

•	The Second Amendment eliminates the Consolidated Asset Coverage Ratio, Consolidated Capitalization Ratio, and Minimum Consolidated EBITDA financial covenants set forth in the Credit Agreement, and adds a new financial covenant requiring the Company to maintain certain minimum levels of Consolidated Tangible Net Worth.

The Credit Agreement provides for revolving loans of up to $250.0 million, although actual borrowing availability is effectively limited by the financial covenants contained therein. At January 27, 2006, the maximum amount that could be borrowed under the Credit Agreement was approximately $180.0 million and approximately $25.0 million of that amount was then outstanding, including $1.7 million of issued Letters of Credit.

The description of the terms of the Second Amendment is qualified in its entirety by reference to the Second Amendment which is attached hereto as Exhibit 10.60 and incorporated in this Item 1.01 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit No.	Description

10.60	Second Amendment to Amended and Restated Credit Agreement dated as of January 23, 2006 by and among Callaway Golf Company, Bank of America, N.A. (as Administrative Agent, Swing Line Lender and L/C Issuer), and certain other lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated:	January 27, 2006	By:	/s/ Bradley J. Holiday
			Name:	Bradley J. Holiday
			Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.60	Second Amendment to Amended and Restated Credit Agreement dated as of January 23, 2006 by and among Callaway Golf Company, Bank of America, N.A. (as Administrative Agent, Swing Line Lender and L/C Issuer), and certain other lenders named therein.